SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X| Filed by a Party other than the Registrant |-|

Check the appropriate box:

|-|      Preliminary Proxy Statement

|-| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|-|      Definitive Proxy Statement

|X|      Definitive Additional Materials

|-|      Soliciting Material Pursuant toss.240.14a-12


                            THE GOLDFIELD CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|      No fee required

|-| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

| |      Fee paid previously with preliminary materials.

| | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid:

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2)   Form, Schedule or Registration Statement No.:

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3)   Filing Party:

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4)   Date Filed:

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                           THE GOLDFIELD CORPORATION

Dear Stockholder:

Please accept our thanks for sending in your White Proxy Card.

To avoid any possible dispute as to the validity of your proxy for the reason(s) indicated below, we are requesting that you sign, date and mail the enclosed additional White Proxy Card with the correction indicated below. This proxy will automatically revoke any previously granted proxy when it is returned.

| | Your previous White Proxy Card was unsigned. (If signing as attorney, executor, administrator, personal representative of an estate, corporate officer, partner, trustee, custodian or guardian, please sign and give your full title as such.)

| | Your previous White Proxy Card was undated. (Please date, sign and return the enclosed White Proxy Card in the enclosed envelope.)

| | Your previous White Proxy Card omitted your title or authority. (If signing as attorney, executor, administrator, personal representative of an estate, corporate officer, partner, trustee, custodian or guardian, please sign and give your full title as such.)

| | Your previous White Proxy Card, as signed, did not conform to the name shown on the proxy. (Please date and sign the enclosed White Proxy Card exactly as the registration appears on the proxy, including your full title if signing other than in an individual capacity.) If the registration is in the name of a custodian for the benefit of a minor, the custodian must sign and indicate his/her capacity. If you are a beneficiary 18 years or older, you may sign as long as you indicate your age.

| | Your previous White Proxy Card did not cumulate votes properly. (If you wish to cumulate your votes, please be sure that the total number of votes you cumulate is exactly six times the number of shares that you owned as of the Record Date, and that you write the cumulated vote amounts in the space provided next to the nominee(s) that you wish to vote for.)

| | Your previous White Proxy Card, as marked, did not clearly specify your instructions. Please sign, date and clearly mark your proxy.

| |  Other

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Since time is of the essence, we would greatly appreciate your signing, dating and mailing the enclosed White Proxy Card as soon as possible. Please mail it in the envelope provided for your convenience. If you have any questions, please call Innisfree M&A Incorporated, the firm assisting us, toll-free at 888-750-5835.

Your Board of Directors recommends a vote FOR all proposals. If you wish to vote FOR all proposals, simply sign the card and return it today. Once again, we greatly appreciate your support.

Sincerely,

THE GOLDFIELD CORPORATION

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                           THE GOLDFIELD CORPORATION

                          Suite 500, 100 Rialto Place
                           Melbourne, Florida, 32901

                                                                    June 5, 2001

Dear Fellow Stockholder:

We have previously sent to you proxy material for the Annual Meeting of Stockholders of The Goldfield Corporation to be held on June 19, 2001. According to our latest records, we have not yet received your proxy. Your Board of Directors recommends that stockholders vote FOR all proposals on the agenda.

Remember, since approval of Proposal 1 requires the affirmative vote by the holders of a majority of all shares of Common Stock outstanding, your vote is important, no matter how many or how few shares you may own. Please help your company avoid the expense of further solicitation by signing, dating and returning the enclosed proxy card today.

Thank you for your support.

Very truly yours,



Dwight W. Severs
Secretary



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                            YOUR VOTE IS IMPORTANT!

            If you have any questions, or need assistance in voting
                 your shares, please call our proxy solicitor,

                           INNISFREE M&A INCORPORATED
                          TOLL-FREE, AT 1-888-750-5835

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